COMMAND GOVERNMENT FUND
	GATEWAY CENTER THREE, 4th Floor
100 MULBERRY STREET
NEWARK, NEW JERSEY 07102





                                                   February 13, 2004



Securities and Exchange Commission
450 Fifth Street, NW
Washington, DC  20549


         Re:	COMMAND Government Fund
                  File No. 811-3251


Ladies and Gentlemen:

         Enclosed please find the Semi-Annual Report on Form N-SAR for the above referenced Fund, for the six-month period ended December 31, 2003. The enclosed is being filed electronically via the EDGAR System.



                                                   Yours truly,


                                                   /s/ Jonathan D. Shain
                                                   Jonathan D. Shain
                                                   Secretary

Enclosure




         This report is signed on behalf of the Registrant in the City of Newark and State of New Jersey on the 13th day of February 2004.



	COMMAND Government Fund



By: /s/ Jonathan D. Shain			Witness: /s/ Floyd L.
Hoelscher
Jonathan D. Shain	Floyd L. Hoelscher
         Secretary





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